AMERICAN ANNUITY GROUP, INC.

                     EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements pertaining to the Employee Stock Purchase Plan of American Annuity Group, Inc.(Form S-8 No. 33-55189), the Agent Stock Purchase Plan of American Annuity Group, Inc. (Form S-2 No. 33-57259), the American Annuity Group, Inc. Deferred Compensation Plan
   (Form S-8 No.  333-17383), the American  Annuity Group,  Inc.
   Directors' Compensation Plan (Form S-8 No. 333-13777), the American Annuity Group, Inc. Bonus Plan (Form S-3 No. 333-68323), the 1998 American Annuity Group, Inc. Agent Stock Option Plan
   (Form S-3 No.  333-51535) and the American Annuity  Group, Inc.
   1994 Stock Option Plan (Form S-8 No. 333-41091) of our report dated March 19, 1999, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in this Annual Report (Form 10-K) for the year ended
   December 31, 1998.







                                                     Ernst & Young LLP

   Cincinnati, Ohio
   March 24, 1999

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